UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2011

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23731 (Commission File Number)	87-0515089 (IRS Employer Identification No.)

1400 Kearns Boulevard, 2nd Floor Park City, Utah (Address of principal executive offices)	84060 (Zip Code)

Registrant’s telephone number, including area code: (435) 655-6106

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 17, 2011, at the Annual Meeting of Stockholders of Nutraceutical International Corporation (the “Company”), the Company’s stockholders approved: (i) electing two Class I directors nominated by the Company (Jeffrey A. Hinrichs and J. Kimo Esplin) and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

As of December 17, 2010, the record date for the meeting, the Company had 10,402,447 shares of common stock issued, outstanding and entitled to vote on the proposals.

Proposal 1 — Election of Directors

The stockholders approved the Company’s proposal for the election of two nominees to the Board of Directors by the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting, as set forth below:

	For	Withheld	Broker Non-Votes
Jeffrey A. Hinrichs	8,861,150	135,046	478,222

J. Kimo Esplin	8,651,595	344,501	478,222

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The stockholders approved the Company’s proposal for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011, as set forth below:

For	Against	Abstentions	Broker Non-Votes
9,412,840	59,426	2,052	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Registrant)

Date: January 21, 2011
	By:	/s/ Cory J. McQueen
Cory J. McQueen
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)